UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2025

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc.

January 20, 2025

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 20, 2025, T. Scott King resigned as a director of our company. Mr. King’s resignation was not the result of any disagreement with our company on any matter relating to our company’s operations, policies or practices. Mr. King had been a director of our company since 2014.

Effective January 20, 2025, Patrick L. McCrory was elected to our Board of Directors. Mr. McCrory, age 68, holds a distinguished and nationally recognized leadership record in both the public and private sectors. Mr. McCrory served as the Governor of North Carolina from January 2013 to January 2017. Prior to his term as Governor, Mr. McCrory served as the longest-running Mayor of Charlotte, North Carolina, from 1995 to 2009. During his mayoral term, Mr. McCrory also served on the U.S. Homeland Security Advisory Council during the George W. Bush Administration from 2002 to 2006. He was formerly the Chair of the U.S. Conference of Mayors (the “USCM”) Community Development and Housing Committee and the Chair of the USCM Energy and Environmental Committee.

Mr. McCrory also served as a director of Kewaunee Scientific Corporation, a leading manufacturer of scientific equipment and laboratory furniture, from May 2009 to January 2013 and as a director of LendingTree, Inc. (formerly Tree.com, Inc.), an online lending marketplace, from January 2009 to January 2013. He resigned from these positions following his gubernatorial inauguration. From 2009 to 2012, Mr. McCrory was the Senior Director of Strategic Initiatives for the Charlotte-based law firm Moore & Van Allen PLLC. Mr. McCrory had an extensive career with Duke Energy Corporation, an electric power and natural gas holding company, where he served in various senior executive officer positions from 1978 to 2008. Mr. McCrory further served as a member of the Catawba College Board of Trustees from 2005 to 2012. Mr. McCrory earned degrees in Political Science and Education from Catawba College. Mr. McCrory currently serves as a sales consultant to privately held companies.

Mr. McCrory is well qualified to serve as a director of our company due to his decades of experience in government service, insight into regulatory affairs and his extensive private leadership experience gained from more than 30 years of working in a broad array of business transactions.

Mr. McCrory has not participated in any transactions with our company nor are there currently any proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There is also no arrangement or understanding between Mr. McCrory and our company pursuant to which he was elected to our Board of Directors. In addition, there are no family relationships between Mr. McCrory and any of our executive officers or other directors.

With the addition of Mr. McCrory, the number of members on our Board of Directors remains at five members.

Item 8.01. Other Events.

On January 22, 2025, our company issued a press release announcing the election of Mr. McCrory to our Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release issued by FlexShopper, Inc. on January 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Date: January 22, 2025	By:	/s/ H. Russell Heiser Jr.
		Name:	H. Russell Heiser Jr.
		Title:	Chief Executive Officer

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